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                                    EXHIBIT A

                             JOINT FILING AGREEMENT

         The undersigned hereby agree that the statement on Schedule 13G with respect to the Common Stock of Wilshire Real Estate Investment Trust Inc. dated as of May 4, 1999 is, and any amendments thereto (including amendments on Schedule 13D) signed by each of the undersigned shall be, filed on behalf of us pursuant to and in accordance with the provisions of Rule 13d-1(f) under the Securities Exchange Act of 1934.


Date:  May 4, 1999              JAYHAWK INVESTMENTS, L.P.

                                By: JAYHAWK CAPITAL MANAGEMENT, L.L.C.


                                    By:  /S/ Josh Selzer
                                         ---------------------------------------
                                         Name:    Josh Selzer
                                         Title:   Internal Counsel


Date:  May 4, 1999              JAYHAWK INSTITUTIONAL PARTNERS, L.P.

                                By: JAYHAWK CAPITAL MANAGEMENT, L.L.C.


                                    By:  /S/ Josh Selzer
                                         ---------------------------------------
                                         Name:    Josh Selzer
                                         Title:   Internal Counsel


Date:  May 4, 1999              JAYHAWK CAPITAL MANAGEMENT, L.L.C.


                                By: /S/ Josh Selzer
                                    --------------------------------------------
                                    Name:    Josh Selzer
                                    Title:   Internal Counsel